Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the inclusion in this Registration Statement on Form S-1, amendment No. 1, for Convio, Inc. of our report dated December 19, 2006, except for Note 1, as to which the date is August 28, 2007, relating to the financial statements of GetActive Software, Inc. as of December 31, 2005 and for the year then ended. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/Burr, Pilger & Mayer LLP
Walnut Creek, California
October 11, 2007